UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On September 3, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of SmartKem, Inc. (the “Company”) approved equity compensation awards for the Company’s executive officers and members of the Board. The Compensation Committee approved an award of options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the following amounts: Ian Jenks, the Company’s Chief Executive Officer, was awarded Options to purchase 160,005 shares of Common Stock, Barbra Keck, the Company’s Chief Financial Officer, was awarded Options to purchase 71,077 shares of Common Stock; and each of the Company’s non-employee Board members, Klaas de Boer, Sri Peruvemba, Melisa Denis and Steven DenBaars, was awarded Options to purchase 22,466 shares of Common Stock. The Options were granted in accordance with the terms of the Company’s 2021 Equity Incentive Plan and/or the UK Tax-Advantaged Sub-Plan. The Options have an exercise price of $1.16, the closing price of the Common Stock on the Nasdaq Capital Market on September 3, 2025, and vested as to 25% upon grant with the remainder in equal monthly installments over 36 months commencing on October 3, 2025.

Item 8.01 Other Events.

Ian Jenks Employment Agreement Amendment

On September 3, 2025, the Company and Mr. Jenks entered into an amendment (the “Amendment”) to the Employment Agreement, dated February 2, 2021, between the Company and Mr. Jenks (the “Employment Agreement”). The Amendment increases Mr. Jenks’s cash severance entitlement from six (6) months of base salary to twelve (12) months of base salary if his employment is terminated by the Company without “Cause” or if he resigns for “Good Reason,” as those terms are defined in the Employment Agreement. The Amendment was approved by the Compensation Committee on September 3, 2025.

The Amendment is attached as Exhibit 10.1 hereto. The description of the Amendment is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Shares Outstanding Update

As of September 5, 2025, the Company had 5,479,787 shares of Common Stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated September 3, 2025, by and between SmartKem, Inc. and Ian Jenks.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: September 5, 2025	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer